Exhibit 99.2

Transport Corporation of America, Inc.
1715 Yankee Doodle Road
Eagan, MN 55121
Traded: Nasdaq: TCAM

COMPANY CONTACTS:
Michael Paxton Chairman, President and CEO (651) 686-2500	Keith Klein Chief Financial Officer (651) 686-2500

FOR IMMEDIATE RELEASE
Tuesday, October 25, 2005

CORRECTION - TRANSPORT CORPORATION OF AMERICA
REPORTS THIRD QUARTER RESULTS

MINNEAPOLIS, MINNESOTA, October 25, 2005 – On October 25, 2005, Transport Corporation of America, Inc. (NASDAQ: TCAM) issued a press release regarding its operating and financial results for the three and nine months ended September 30, 2005. The Company has revised the statement of operations to correct an error whereby the revenue equipment leases amount was erroneously transposed with the depreciation and amortization expense for the nine-month period ended September 30, 2005. This error did not have any impact on overall expenses or earnings per share. A corrected statement of operations is attached.

About Transport America

Transport Corporation of America, Inc., based in the Minneapolis — St. Paul metropolitan area, provides a wide range of truckload freight carriage and logistics services to customers in the United States and Canada. Transport America focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology and information systems.

This news release contains forward-looking statements regarding the Company. The Company wishes to caution readers not to place undue reliance on any forward-looking statements which speak only as of the date made. The following important factors, among other things, in some cases have affected and in the future could affect the Company’s actual results and could cause the Company’s actual financial performance to differ materially from that expressed in any forward-looking statement: (1) the highly competitive conditions that currently exist in the Company’s market and the Company’s ability to compete, (2) the Company’s ability to recruit, train, and retain qualified drivers, (3) increases in fuel prices, and the Company’s ability to recover these costs from its customers, (4) the impact of environmental standards and regulations on new revenue equipment, (5) changes in governmental regulations applicable to the Company’s operations, (6) adverse weather conditions, (7) accidents, (8) the financing and resale market for used revenue equipment, (9) changes in interest rates, (10) cost of liability insurance coverage, (11) changes in safety rating by Regulatory authorities, and (12) downturns in general economic conditions affecting the Company and its customers. The foregoing list should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise or update any previously made forward-looking statements. Unanticipated events are likely to occur.

Financial Table to Follow...

TRANSPORT CORPORATION OF AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Nine Months ended September 30, 2005 and 2004
(In thousands, except share and per share amounts)

	Three Months (Unaudited)				Nine Months (Unaudited)

	2005		2004		2005		2004

	Amount	%	Amount	%	Amount	%	Amount	%

Operating revenues	$64,357	100.0	$65,730	100.0	$188,621	100.0	$193,105	100.0

Operating expenses:
Salaries, wages, and benefits	19,655	30.6	19,888	30.2	57,976	30.8	57,365	29.7
Fuel, maintenance, and other expense	13,092	20.3	11,354	17.3	36,425	19.3	31,005	16.1
Purchased transportation	18,436	28.7	19,496	29.7	54,390	28.9	60,321	31.2
Revenue equipment leases	403	0.6	347	0.5	1,195	0.6	892	0.5
Depreciation and amortization	5,599	8.7	5,988	9.1	16,805	8.9	17,693	9.2
Insurance, claims, and damage	2,003	3.1	3,931	6.0	6,233	3.3	9,824	5.1
Taxes and licenses	1,075	1.7	1,142	1.7	3,357	1.8	3,391	1.8
Communication	339	0.5	441	0.7	1,206	0.6	1,339	0.7
Other general and administrative expenses	2,819	4.4	2,343	3.6	7,780	4.1	7,226	3.7
Impairment of sublease office space	—	—	—	—	—	—	190	0.1
Gain on disposition of equipment	(314)	(0.5)	—	—	(332)	(0.2)	(22)	(0.1)

Total operating expenses	63,107	98.1	64,930	98.8	185,035	98.1	189,224	98.0

Operating income	1,250	1.9	800	1.2	3,586	1.9	3,881	2.0

Interest expense, net	602	0.9	756	1.1	1,928	1.0	2,406	1.2

Earnings before income taxes	648	1.0	44	0.1	1,658	0.9	1,475	0.8

Income tax provision	215	0.3	8	0.0	617	0.3	573	0.3

Net earnings	433	0.7	36	0.1	1,041	0.6	902	0.5

Earnings per common share - basic	$0.07		$0.01		$0.16		$0.13

Earnings per common share - diluted	$0.07		$0.01		$0.16		$0.13

Average common shares outstanding
Basic	6,563,440		6,523,417		6,554,142		6,788,123
Diluted	6,647,913		6,655,208		6,672,350		6,904,551